Exhibit 32.0

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO18 U.S.C. SECTION

1350 AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Home Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2012, each of the undersigned, John W. Bordelon, President and Chief Executive Officer of the Company, and Joseph B. Zanco, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: May 9, 2012	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

Date: May 9, 2012	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
Executive Vice President and Chief Financial Officer

Note:	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Home Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.